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                                                                    Exhibit 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-69338) pertaining to the Perpetual Bank, A Federal Savings Bank 1997 Stock Option Plan, the SouthBanc Shares, Inc. 1998 Stock Option Plan, and the SouthBanc Shares, Inc. 2001 Stock Option Plan, of our report dated June 22, 2001, with respect to the consolidated financial statements of National Commerce Financial Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP


Memphis, Tennessee
December 26, 2001